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                              STARBUCKS CORPORATION
                                1991 COMPANY-WIDE
                                  STOCK OPTION
                                      PLAN

          (Adopted effective 10/90; Amended 9/92,2/93, 1/94, and 9/96)

    1.    INTRODUCTION AND DEFINITIONS

        1.1    THE PLAN:

    This 1991 Company-Wide Stock Option Plan (this "Plan") establishes the right of and procedures for STARBUCKS CORPORATION (the "Company") to grant stock options to its employees.

        1.2    DEFINITIONS:

    Capitalized terms used in this Plan shall have the following meanings:

    "ACT."  "Act" shall mean the Securities Act of 1933.

    "BOARD." The "Board" shall mean the Board of Directors of Starbucks Corporation.

    "BUY OUT NOTICE." "Buy Out Notice" shall have the meaning set forth in
Section 7 hereof.

    "CODE." "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "COMPANY." The "Company" shall mean Starbucks Corporation d/b/a Starbucks Coffee Company.

    "FAIR MARKET VALUE." The "Fair Market Value" of the Company's equity securities shall be determined, as of any time, based upon the prevailing bid price of the Company's common stock as of such time on the national exchange, over-the-counter, or other stock trading market on which the Company is listed, and in the absence of which shall be determined by the Board.

    "PLAN." "Plan" shall mean the Starbucks Corporation 1991 Company-Wide Stock Option Plan, as amended.

    "SHARES." The "Shares" shall mean the Shares reserved for issuance under this Plan as further defined in Section 2.2.

    2.    GENERAL PROVISIONS

        2.1    OBJECTIVES OF THE PLAN:

    The purpose of this Plan is to encourage ownership of common stock of the Company by all employees of the Company and any current or future subsidiary. This Plan is intended to provide an incentive and bonus for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by associating the interests of the Company's employees with those of its shareholders and by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company's shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Company employees pursuant to the terms of their employment. This Plan provides for the granting of "Non-Qualified Stock Options," which options are not to be construed as "Incentive Stock Options" as defined and governed by Section 422A of the Code. This Plan sets forth provisions applicable to Non-Qualified Options only.

        2.2    STOCK RESERVED FOR THIS PLAN:

    The Stock reserved for issue upon the exercise of options granted under this Plan will not exceed 1,000,000 shares of the no par value common stock of the Company (the "Shares") which may be either authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of the Company. Shares subject to any option under this Plan which are not exercised in full or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other options under this Plan provided that the aggregate number of Shares subject to options under this Plan shall not exceed 1,000,000 Shares of said stocks unless the Board approves an increase in said number.
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        2.3    ADMINISTRATION OF THIS PLAN:

    This Plan shall be administered by the Company's Board of Directors (sometimes referred to herein as the "Board"), provided that each member of the Board who participates in administration must be a "disinterested person" as that term is defined in Rule 16b(3) of the Securities Exchange Act of 1934. The Board may appoint a Board committee of not less than three such disinterested persons to administer the Plan in the name of the Board. Such committee shall have sole discretion to determine the employees to be granted options under this Plan, to determine the size and applicable terms and conditions of grants to be made to such employees, to determine a time when options will be granted, and to authorize grants to eligible employees. Such committee shall have full power and authority to administer and interpret this Plan and to adopt, from time to time, such guidelines, rules, regulations, agreements, and instruments for the administration of this plan as it deems necessary or advisable.

    The Board's interpretations of this Plan, and all actions taken and determinations made by the Board concerning any matter arising under or with respect to this Plan or any options granted pursuant to this Plan, shall be final, binding, and conclusive on all interest parties, including the Company, its shareholders, and all former, present and future employees of the Company. The Board may, as to all questions of accounting rely conclusively upon any determinations made by independent public accounts of the Company.

    The guidelines for administration of this plan as adopted by and amended by the Board shall be attached to this Plan for reference.

        2.4    ELIGIBILITY; FACTS TO BE CONSIDERED IN GRANTING OPTIONS:

        An option may be granted to any full-time or part-time employee who, as of the date the option is granted, is then an employee and had been an employee of the Company or of any subsidiary for at least 180 consecutive days during the Company's last fully-completed fiscal year, provided that employees who hold any of the positions of President, Chief Executive Officer, Chief Financial Officer, or Principal Accounting Officer may not participate. In its determination of an employee to whom an option shall be granted and the number of shares to be covered by such option, the Board may also take into account any or all of the following factors: the salary and/or wages of the employee; the duties of the employee; the present and potential contributions of the employee to the success of the Company; the anticipated number of years of service remaining before the attainment by the employee of the age of retirement; and other factors deemed relevant by the Board in connection with accomplishing the purpose of this Plan. An employee who has been granted an option to purchase Shares of the Company, whether under this Plan or otherwise, may, if the board shall so determine, be granted additional options, provided that no employee may be granted options under this Plan that in the aggregate would result in such employee receiving more than 5% of the maximum number of Shares available for issuance under this Plan.

        2.5    VESTING OF OPTIONS:

    The Board shall have the authority to establish the time or times at which the optioned Shares may be purchased and whether all of the options may be exercised at one time or in increments.

        2.6 RIGHTS OF OPTIONEE IN EVENT OF MERGER, CONSOLIDATION, TENDER OFFER, TAKEOVER BID, SALE OF ASSETS OR DISSOLUTION:

            (a) Notwithstanding Section 2.5 above or anything else in this Plan to the contrary, the Optionee may purchase the full amount of optioned Shares for which options have been granted to the Optionee and for which the options have not been exercised under the following conditions:

                (1) The Optionee may conditionally purchase any or all optioned Shares during the period commencing twenty-seven (27) days and ending (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

                (2) The Optionee may conditionally purchase any or all optioned Shares during the period commencing on the initial date of a tender offer or takeover bid for the optioned Shares (other than a tender offer by the Company) subject to the Securities Exchange Act of 1934 and the rules promulgated thereunder and ending on the day preceding


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the scheduled termination date of acceptance of tenders of Shares by the offeror under any such tender offer or takeover bid (as such termination date may be extended by such offeror);

                (3) The Optionee may conditionally purchase any or all optioned Shares during the period commencing on the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven
(7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time); and

                (4) The Optionee may conditionally purchase any or all optioned Shares during the period commencing on the date the Company files its Statement of Intent to Dissolve and ending thirty (30) days later but not in any event later than the day before the Company files its Articles of Dissolution.

            (b) If the merger, consolidation, tender offer, takeover bid, sale of assets, or dissolution, as the case may be and as described in Subsections
(1) through (4) of Section 2.6(a), once commenced, is cancelled or revoked, the conditional purchase of Shares for which the option to purchase would not have otherwise been exercisable at the time of said cancellation or revocation, but for the operation of this Section 2.6, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at his or her option.

            (c) If the merger, consolidation, tender offer, takeover bid, or sale of assets does occur or thirty (30) days passes after a Statement of Intent to Dissolve is filed (or Articles of Dissolution are filed), as the case may be and as described in Subsections (1) through (4) of Section 2.6(a), and the Optionee has not conditionally purchased all optioned Shares, all unexercised options shall terminate on the effective, termination, or closing date, or thirty (30) days after the date of said filing date (but not later than the day before Articles of Dissolution are filed), as the case may be.

            (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares of common stock subject to the option would have been entitled.

            (e) Nothing herein shall allow the Optionee to purchase optioned Shares, the options for which have expired.

        2.7    TERMS AND EXPIRATION OF OPTIONS:

    Each option granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations and shall contain provisions to the following effect, together with such other provisions as the Board shall from time to time approve:

            (a) that, subject to the provisions of Section 2.7(b) below, the option, as to the whole or any part thereof, may be exercised only by the Optionee or such Optionee's personal representative;

            (b) that neither the whole nor any part of the option shall be transferable by the Optionee or by operation of law otherwise than by the will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or his or her estate;

            (c) that subject to the foregoing provisions, an option may be exercised at different times for portions of the total number of Shares for which the right to purchase shall have vested provided that such portions are in multiples of 10 shares if the Optionee holds vested options for 99 or fewer shares and otherwise in multiples of 100 shares;

            (d) that no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect of any Shares unless and until the certificates for such Shares have been issued to such Optionee;


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            (e) that the option shall expire at the earliest of the following:

                (1) The date specified in the option;

                (2) Ninety (90) days after voluntary or involuntary termination of Optionee's employment other than termination as described in Paragraphs (3) or (4) below:

                (3) Upon the discharge of Optionee for misconduct, willfully or wantonly harmful to the Company;

                (4) Twelve (12) months after Optionee's death or disability; or

                (5) In the event of a merger, consolidation, tender offer, takeover bid, sale of assets, or filing of a Statement of Intent to Dissolve (or the filing of Articles of Dissolution), as the case may be and as described in Subsections (1) through (4) of Section 2.6(a), on the date specified in Section 2.6(c). However, if the merger, consolidation, tender offer, takeover bid, or sale of assets does not occur or if a Statement of Intent to Dissolve is not filed, as the case may be and as described in Subsections (1) through (4) of
Section 2.6(a), all options which are terminated pursuant to this Subsection
(e)(5) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all Optionees shall be returned to their respective positions on the date of termination;

            (f) that, to the extent an option provides for the vesting thereof in increments, such vesting shall cease as of the date of the Optionee's death, disability, or voluntary or involuntary termination of Optionee's employment with the Company;

            (g) that the terms of the option shall not be affected by any change of duties or position so long as the Optionee shall continue to be employed by the Company or a subsidiary.

        2.8    EXERCISE OF OPTIONS:

    The Optionee (or other person or persons, if any, entitled thereto hereunder) desiring to exercise an option granted and exercisable hereunder as to all or part of the Shares covered thereby shall notify the Company or, if required by the Company, the brokerage firm designated by the Company to facilitate exercises and sales under this Plan, specifying the number of option Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. With respect to any Shares conditionally purchased pursuant to
Section 2.6(a) above and for which such purchase has not been voluntarily or otherwise rescinded pursuant to Section 2.6(b), the Optionee shall be deemed to have given the notice required by this Section 2.8 as of ten (10) days prior to the closing or effective date of the merger, consolidation, tender offer, takeover bid, or sale of assets or as of the twentieth (20th) day after a Statement of Intent to Dissolve is filed (or the tenth (10th) day before the filing of Articles of Dissolution if it precedes said twentieth (20th) day), as the case may be and as described in Subsections (1) through (4) of Section 2.6(a).

        2.9    METHOD OF EXERCISE OF OPTION:

    The option shall be exercised as to the number of Shares specified in the notice provided pursuant to Section 2.8 above by payment to the Company of the amount specified below in Section 3.2. Payment of the option price shall be made in cash or in accordance with procedures for a "cashless exercise" as the same shall have been established from time to time by the Company and the brokerage firm designated by the Company to facilitate exercises and sales under this Plan. Payment in shares of the Company's common stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. No such payment in shares of the Company's common stock shall be allowed when the same may in the reasonable opinion of the Company cause the Company to record a loss or expense as a result thereof.

        2.10    RECAPITALIZATION:

    The aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by each outstanding option, and the price per Share thereof in each such option shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of common stock of the Company resulting from a stock split or reverse split of shares or


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any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from the purchase of shares for the treasury. If the adjustment would result in a fractional Share, the Optionee shall be entitled to one (1) additional Share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of Shares initially allocated or later increased by approved amendment to this Plan.

        2.11    SUBSTITUTIONS AND ASSUMPTIONS:

    The Board shall have the right to substitute or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by
Section 425 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

        2.12    TERMINATION:

    The directors of the Company may at any time modify, amend, or terminate this Plan. No amendment, modification, or termination of the Plan may adversely affect options granted prior to such action.

        2.13    GRANTING OF OPTIONS:

    The granting of any option pursuant to this Plan shall be entirely in the discretion of the Board and nothing herein contained shall be construed to give any employee any right to participate under this Plan.

        2.14    WITHDRAWAL:

    An Optionee may at any time elect in writing to abandon an option with respect to the number of Shares as to which the option shall not have been exercised.

        2.15    GOVERNMENT REGULATIONS:

    This Plan and the granting and exercise of any option hereunder and the obligations of the Company to sell and deliver Shares under any such option shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies as may be required.

        2.16    PROCEEDS FROM SALE OF STOCK:

    Proceeds of the purchase of optioned Shares by an Optionee shall be for the general business purposes of the Company.

        2.17    BOARD AUTHORIZATION:

    This Plan has been adopted and authorized by the Board for a period of ten years beginning as of the first day of the Company's 1991 fiscal year.

        2.18    COMPLIANCE WITH SECURITIES LAWS:

    The Board shall have the right to:

            (a) require an Optionee to execute, as a condition of the exercise of an option, a letter evidencing Optionee's intent to acquire the Shares for investment and not with a view to the resale or distribution thereof;

            (b) place appropriate legends upon the certificate or certificates for the Shares; and

            (c) take such other acts as it deems necessary in order to cause the issuance of optioned Shares to comply with applicable provisions of State and Federal Securities Laws.

    In furtherance of the foregoing, and not by way of limitation thereof, no option shall be exercisable unless such option and the Shares to be issued pursuant thereto shall be registered under appropriate Federal and State Securities Laws, or shall be exempt therefrom, in the opinion of the Board upon advice of counsel to the Company. Each option agreement shall contain adequate provisions to assure that there will be no violation of such Laws. This provision shall in no way obligate the Company to undertake registration of options or Shares hereunder. Issue, transfer or delivery of certificates for Shares pursuant to the exercise of options may be delayed, at the discretion of the board, until the Board is satisfied that the applicable requirements of the Federal and State Securities Laws have been met.


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        2.19    TERMINAL DATE OF PLAN:

    This Plan shall not extend beyond October 1, 2000.

    3.    OPTION PRICE AND WITHHOLDING TAX

    In addition to the provisions of Section 2 above, the following paragraphs shall apply to any options granted under this Plan:

        3.1    OPTION PRICE:

    The option or purchase price of each Share optioned under this Plan shall be determined by the Board at the time of the action for the granting of the option.

        3.2    WITHHOLDING ON PAYMENT FOR OPTIONED SHARES:

    The amount to be paid by the Optionee upon exercise of an option shall be the full purchase price thereof provided in the option, together with the amount of federal, state, and local income and FICA taxes required to be withheld by the Company. An Optionee may elect to pay his or her federal, state, or local income and FICA withholding tax by having the Company withhold shares of Company common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to equal the fair market value of the shares on the day the option is exercised, as determined in accordance with
Section 2.9. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

            (a) If an Optionee has received multiple option grants, a separate election must be made for each grant;

            (b) The election must be made prior to the day the option is exercised;

            (c) The election will be irrevocable;

            (d) The election will be subject to the disapproval of the Board;

            (e) If the Optionee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 ("Section 16"), the election may not be made within six months following the grant of the option; and

            (f) If the Optionee is an officer of the Company within the meaning of said Section 16, the election must be made either six months prior to the day the option is exercised or the ten day "window" beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings.

    4.    AMENDMENT

    This Plan and all rules and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board, except as otherwise specifically set forth in Section 2.12, provided that no such action shall adversely affect any rights of Optionees granted under this Plan prior to such action. The Board may amend the terms and conditions of outstanding options, provided, however, that (i) no such amendment would be adverse to the holders of such options, (ii) no such amendment shall extend the period for exercise of an option, and (iii) the amended terms of an option would be permitted under this Plan.

    5.    FOREIGN EMPLOYEES

    Without amending the Plan, the Board may grant options to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of laws in other countries in which the Company operates or has employees.

    6.    REGISTRATION, LISTING, AND QUALIFICATION OF SHARES

    Each option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares thereunder, no such option may be exercised


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unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any person exercising an option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements.

    7.    BUY OUT OF OPTION GAINS

    At any time after any option becomes exercisable, the Board shall have the right to elect, in its sole discretion and without the consent of the Optionee, to cancel such option and to pay such Optionee the excess of the fair market value of the shares of the Company's common stock covered by such option over the option exercise price of such option at the date the Board provides written notice (the "Buy Out Notice") of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of the Company's common stock, or partly in cash and partly in common stock, as the Board deems advisable. To the extent payment is made in shares of common stock, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a share of common stock at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional share of common stock in satisfaction of this buy out provision. Payment of any such buy out amount shall be made net of any applicable foreign, federal (including FICA), state, and local withholding taxes.

    8.    NO RIGHTS TO OPTIONS OR EMPLOYMENT; NO RESTRICTIONS

    No employee or other person shall have any claim or right to be granted an option under this Plan. Having received an option under this Plan shall not give an employee any right to receive any other grant or option under this Plan. An Optionee shall have no rights to or interest in any option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the employees covered under this Plan or other employees not covered under this Plan.

    9.    COSTS AND EXPENSES

    Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor any employee receiving a grant.

    10.    PLAN UNFUNDED

    This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

    11.    GOVERNING LAW

    This Plan shall be governed by and construed in accordance with the laws of the state of Washington.


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